UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2022

Star Alliance International Corp.

(Exact name of small business issuer as specified in its charter)

Nevada	333-197692	37-1757067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5743 Corsa Avenue Suite 218, West Lake Village, CA 91362
(Address of principal executive offices)

(833) 443-7827
(Issuer’s telephone number)

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – Corporate Governance and Management

Item 5.02	Resignation of an Officer

On January 24, 2022, the Board accepted the resignation of Mr. Richard Carey as Chief Executive Officer. Mr. Carey is resigning as CEO but remains as Chairman. The only reason for Mr. Carey’s resignation was to make room for the introduction of the Company’s new CEO.

Mr. Carey will continue to be instrumental in the success of the Company with an integral involvement in the operations, management, financing and growth of the Company.

Item 5.02	Appointment of a New Director and Officer

The Board of Directors, on January 24, 2022, appointed Mr. Weverson Correia as the Chief Executive Officer and a Director of the Company.

Weverson Correia age, 49 has, over his career, expanded international markets for the companies he has worked for using his skills and fluency in Spanish and Portuguese to expand revenue generating business. His strategic initiatives for sales, marketing, and new product launches in Global markets helped develop new business. He consistently exceeds expectations through market analysis, customer/distributor education, negotiating program buy-in, and finding new distribution channels. His extensive experience brings innovative ideas to increase margins, improve productivity, and enhance customer service. He analyzes new product requirements developing sales forecasts, and pricing structure. He can build, train, and manage high performance teams. Weverson develops long-term relationships with strategic partners to improve market position and expand opportunities. Mr. Correia currently service as VP of sale for Mode Chicago, a position he has held since 2021. Amongst the Companies he has worked for are ROKiT in Malibu California as SVP Sales (2018-2019), Duubee Intelligent Technologies Co. Ltd. Located in Miami as CEO (2017-2018) and Samsung Electronics, South America in Miami as Director of Sales (2009-2014).

As well as having a Bachelor of Business Administration in Management & International Business from Florida International University, Landon School of Business, Miami, FL and an MBA, from Nova Southeastern University, H. Wayne Huizenga School of Business, Miami, FL, Mr. Correia is proficient in SAP, MAS 200, Solomon, POS, Salesforce, and MS Office and is fluent in English, Spanish, and Portuguese.

Mr. Correia will be working closely with Mr. Carey and the Star management team. His fluency in Spanish and Portuguese makes him invaluable working with our management team at our mining acquisition in Honduras as well as the team working on the “Genesis” program in Guatemala.

Mr. Correia has no family relationships with any of the Company’s directors or executive officers. Mr. Correia has not had any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company will, in the next few weeks, be negotiating an employment agreement with Mr. Correia, but he has already started working for Star.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Alliance International Corp.

/s/ Anthony L. Anish

Anthony L. Anish

Corporate Secretary

Date: January 25, 2022

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